Company Contact:                             IR Contact:
Joseph Dwyer                                 Matthew Hayden
AXS-One Inc.                                 Hayden Communications
jdwyer@axsone.com                            matt@haydenir.com
(201) 935-3400                               (858) 704-5065

  AXS-ONE ENTERS INTO AGREEMENT FOR $6.75 MILLION INVESTMENT WITH INSTITUTIONAL
                     INVESTORS, MANAGEMENT AND BOARD MEMBERS

    POTOMAC CAPITAL LEADS ROUND AND RIT CAPITAL PARTNERS IS LARGEST INVESTOR

RUTHERFORD, N.J., June 17, 2005 - AXS-One Inc. (AMEX: AXO), a leading provider of high performance records compliance management software solutions, today announced that it has entered into a definitive agreement with a number of investors including Potomac Capital and RIT Capital Partners plc, as well as
AXS-One Management and Board members to sell shares of its common stock for
$1.49 per share. In connection with the sale of common stock, the Company will also issue to the investors three-year warrants to purchase 20% of the number of shares of common stock issued in connection with the offering, with the warrants being priced at $1.90 and $2.15 in two equal tranches. This transaction, which is subject to American Stock Exchange approval and other customary closing conditions, will result in gross proceeds of approximately $6.75 million (with net proceeds of approximately $6.45 million after transaction expenses). UK based RIT Capital Partners plc, the publicly listed UK investment trust chaired by Lord Rothschild, is the largest investor in the offering which is being led by New York City based Potomac Capital, an existing shareholder. AXS-One
Management and Board together represent 10% of the investment. The closing with respect to the shares being offered to the company's Management and Board of
Directors will be subject to shareholder approval. Kaufman Bros., L.P. served as the placement agent in this transaction.

Following the close of the private placement, Anthony H. Bloom will be appointed to the Company's Board of Directors, replacing Edwin T. Brondo. The Board will remain with eight directors. Mr. Bloom, a professional investor, was previously
Chairman and CEO of The Premier Group, one of South Africa's largest diversified industrial enterprises. He is currently Chairman of Cineworld UK Ltd and has been a director of a number of other companies including RIT Capital Partners plc.

"We are pleased that several notable institutions have committed investment capital in AXS-One, and we welcome Tony Bloom to our Board. Tony is an accomplished business executive with relationships across the world. His knowledge of the law, finance and compliance will be an invaluable help in leveraging our success. Both actions represent a direct endorsement of our opportunities in Records Compliance Management, and the potential of the market itself," commented Bill Lyons, CEO of AXS-One. "I would also thank Ed Brondo for his untiring service over the past 8 years. Ed's expertise as a long-standing customer of AXS-One's products as well as his accounting background has provided the Board with valuable insights over the years."

The shares of common stock issuable in the private placement and issuable upon exercise of the warrants have not been registered under the Securities Act of
1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements.
AXS-One has agreed to file a registration statement covering the resale of the securities issued in this transaction and issuable upon exercise of the warrants.

For additional information, please refer to AXS-One's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the inability to satisfy closing conditions for the contemplated financing; our ability to grow license and service revenue;
potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One's Securities and Exchange Commission filings.

ABOUT AXS-ONE INC.

AXS-One Inc. (AMEX: AXO) is a leading provider of high performance Records
Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The
Patriot Act and Gramm-Leach Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore,
United Kingdom and South Africa. For further information, visit the AXS-One web site at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Rapid-AXS,
AXS-One Retention Manager, "The Records Compliance Management Company,"
e-Cellerator, AXS Desk, "AXS-One Collaboration FrameWorks," SMART, AXS-Link and
Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

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